Exhibit 23
                                                                  ----------

                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No's. 333-109147, 333-81055, 333-29363, 333-19383,
33-91364 and 33-90292) of Commonwealth Industries, Inc. and subsidiaries of our report dated March 10, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 10, 2004 relating to the consolidated financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
March 10, 2004